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                                                                    exhibit 99.1
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Exhibit 99 (1) Press Release - Version 2.5 of Nightingale Infrared Tracking
System released


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                                 NEWS RELEASE

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VERSUS TECHNOLOGY RELEASES VERSION 2.5 OF THE NIGHTINGALE  INFRARED TRACKING
SYSTEM RELEASED


TRAVERSE CITY, Mich., March 3/PRNewswire/-- Versus Technology, Inc. (NASDAQ Bulletin Board: VSTI) announced:

Versus Technology, Inc. is pleased to announce that it has released Version 2.5 of its Nightingale system, an infrared (IR) based resource management and asset tracking system.

The Nightingale system is used to locate and track key facility assets and resources, including: personnel, patients, equipment, and patient equipment alarms. The system is designed to accomplish two major functions: the first is to allow patients and staff more freedom while receiving and administering treatment, and the second is to help facilities manage their equipment and other resources.

Nightingale Version 2.5 runs in Windows 95 and has been designed with an open architecture for easy integration. The system has been enhanced to allow customizable communication (COM) badges that provide users the ability to easily configure the interaction between badges. This increases the communication options among employees, thus increasing their efficiency. A phone list option has been added to the interactive floorplan which gives an alphabetical listing of all badges (COM and equipment) and their position for ease of transferring calls.

Versus Technology, Inc. markets infrared tracking systems for all industries and portable security systems. For additional information, please call 616o946o5868 or FAX 616o946o6775.

-0- 3/3/97
/CONTACT:  Gary T. Wittbrodt, 616-946-5868, of Versus Technology, Inc./(VSTI)


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